Exhibit 99.1

      NeoMagic(R) Corporation Reports Third Quarter Fiscal 2004 Results

    SANTA CLARA, Calif., Nov. 13 /PRNewswire-FirstCall/ -- NeoMagic Corporation (Nasdaq: NMGC), a pioneer of Applications Processors for multimedia-rich mobile phones and wireless PDAs, today reported net sales of $486 thousand for the third quarter of fiscal 2004, ended October 31, 2003, compared to net sales of $655 thousand for the third quarter of fiscal 2003. Net loss for the third quarter of fiscal 2004 was $7.0 million, or a loss of $0.23 per share, compared to a net loss of $12.7 million, or a loss of $0.44 per share, in the third quarter of fiscal 2003. The company ended the third quarter of fiscal 2004 with total cash of $48.6 million.

    "In the third quarter we began demonstrating our MiMagic 6 Applications Processor based on the APA parallel processing multimedia engine. We are extremely pleased with its high performance, low power processing capabilities for multimedia applications. We believe the MiMagic 6 will be key to the Company's long-term growth," said Prakash Agarwal, NeoMagic's chief executive officer. "Of equal importance, were the beginning of MiMagic 5 preproduction shipments to customers, the addition of two more MiMagic 5 customer commitments and the extension of some MiMagic 3 programs. We also continue to make progress on a number of other MiMagic 5 customer evaluations," Agarwal concluded.

    Third Quarter Highlights
    The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially, as noted in the risk factors below.
    Third quarter highlights and calendar 2003 and 2004 expectations to be covered on NeoMagic's quarterly conference call include, but are not limited to, the following:

    -- There are expected to be some existing MiMagic 3 programs shipping for revenue throughout the first half of calendar 2004.
    -- Four previously announced MiMagic 5 design wins are moving toward production shipments in mid-year calendar 2004.
    -- Two new customer commitments were made in the third fiscal quarter.
    -- Additional MiMagic 5 design wins are expected through the rest of calendar 2003 and 2004.
    -- MiMagic 5 revenue is expected to begin ramping in mid-year calendar
       2004.
    -- The MiMagic 6 is being demonstrated to customers with positive early feedback.

    NeoMagic's third quarter fiscal 2004 conference call can be accessed today at 2:00 p.m. PST via the Internet at www.neomagic.com, "Investor Resources." The call can also be accessed by dialing 800-650-8824 in the US and 703-736-7228 internationally. There is no pass code. There will be an audio replay through November 20, 2003 which can be accessed by dialing 888-266-2081 in the US and 703-925-2533 internationally. The pass code is 303496.

    About NeoMagic
    NeoMagic Corporation, based in Santa Clara, California, enables new generations of handheld systems with Applications Processors that are designed to offer the lowest power, smallest form-factor and best multimedia features and performance. The company is a pioneer in the integration of complex logic, memory and analog circuits into single-chip solutions. Information on the company may be found on the World Wide Web at www.neomagic.com.

    This press release contains forward-looking statements within the meaning of the Securities Act of 1933, including statements regarding the expectations for product sales and new product and technology development efforts.
Examples of forward-looking statements include expectations for our cash position, future revenue growth, customer engagements and design wins, and customer product timing, program development and market share. These statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors including but not limited to customer acceptance of new NeoMagic products, the market acceptance of smart phones, feature phones, handheld gaming devices and wireless PDAs developed and marketed by customers that use the Company's product. Additionally, expectations could be impacted by the Company's ability to execute future product and technology development plans on schedule. Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report on Form 10-K and our other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders.

    NOTE: NeoMagic, and the NeoMagic circle logo are registered trademarks, and MiMagic is a trademark, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.


                             NEOMAGIC CORPORATION
               CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (In thousands, except per share data)
                                 (Unaudited)

                              Three Months Ended          Nine Months Ended
                          October 31,   October 31,  October 31,  October 31,
                              2003         2002          2003          2002

    Net sales                 $486          $655       $1,332        $1,511

    Cost of sales              623           780        1,630         2,085
    Impairment of certain
     acquired intangible
     assets                      0           367            0           367
    Gross loss               (137)         (492)        (298)         (941)

    Operating expenses:

    Research and
     development             5,212         5,561       14,564        17,268
    Sales, general and
     administrative          1,731         1,984        5,188         6,930

    Amortization of deferred
     compensation              232           244          476         1,769
    Special charges              0             0            0         3,600
    Impairment of certain
     acquired intangible
     assets                      0           506            0           506
     Total operating
      expenses               7,175         8,295       20,228        30,073

    Loss from operations   (7,312)       (8,787)     (20,526)      (31,014)

    Other income               363           277          742         3,137
    Interest expense          (66)             0        (226)             0
    Loss before income
     taxes and cumulative
     effect of change
     in accounting
     principle             (7,015)       (8,510)     (20,010)      (27,877)
    Income tax provision
     (benefit)                  33             0           39       (6,339)

    Loss before cumulative
     effect of change in
     accounting principle  (7,048)       (8,510)     (20,049)      (21,538)
    Cumulative effect
     of change in
     accounting principle        0       (4,175)            0       (4,175)
    Net Loss              $(7,048)     $(12,685)    $(20,049)     $(25,713)
    Basic and diluted
     net loss per share    $(0.23)       $(0.44)      $(0.66)       $(0.90)

    Weighted common shares
    outstanding             30,758        29,157       30,435        28,453


                             NEOMAGIC CORPORATION
                    CONSOLIDATED CONDENSED BALANCE SHEETS
                                (In thousands)
                                 (Unaudited)

                                                   October 31,    January 31,
                                                      2003            2003
    ASSETS

    Current assets:
    Cash and cash equivalents                         $9,641        $37,428
    Short-term investments                            38,910         29,657
    Accounts receivable, net                             197            118
    Inventory                                            284            535
    Other current assets                                 932          2,410
    Total current assets                              49,964         70,148

    Property, plant and equipment, net                 4,170          5,840
    Other assets                                       4,005          4,960

    Total assets                                     $58,139        $80,948

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
    Accounts payable                                  $1,908         $2,864
    Compensation and related benefits                  1,433          1,393
    Income taxes payable                               3,675          3,633
    Other accruals                                       319          1,287
    Current portion of capital lease obligations       1,475          1,363
    Total current liabilities                          8,810         10,540

    Capital lease obligations                          1,603          2,521

    Stockholders' equity:
    Common stock                                          31             30
    Additional paid-in-capital                        89,373         89,237
    Deferred compensation                              (220)            (4)
    Accumulated other comprehensive income (loss)       (24)              9

    Retained deficit                                (41,434)       (21,385)
    Total stockholders' equity                        47,726         67,887

    Total liabilities and stockholders' equity       $58,139        $80,948

SOURCE  NeoMagic Corporation
    -0-                             11/13/2003
    /CONTACT: Willa McManmon, Director, Corporate Communications of NeoMagic Corporation, +1-408-486-3955, or wmcmanmon@neomagic.com/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, +1-888-776-6555 or +1-212-782-2840/
    /Web site:  http://www.neomagic.com /
    (NMGC)

CO:  NeoMagic Corporation
ST:  California
IN:  CPR MLM PEL HRD ECP SEM
SU:  ERN CCA